UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2009

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	00-000000
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

27 Marathonos Ave., 15351 Athens, Greece
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 30 210 603 4026

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2009 we closed a private placement with one purchaser providing for the purchase of 40,000 units of the Company at a price of US$2.25 per unit raising gross proceeds of US$90,000. Each unit consists of one share of common stock and one non-transferable share purchase warrant. Each warrant entitles the holder to purchase one additional share of common stock of the Company at a price of US$4.00 per warrant share for a period of one year.

On August 4, 2009, we closed a private placement with one purchaser providing for the purchase of 88,888 units of the Company at a price of US$2.25 per unit raising gross proceeds of US$200,000. Each unit consists of one share of common stock and one and one-eighth of one non-transferable share purchase warrant. Each whole warrant entitles the holder to purchase one additional share of common stock of the Company at a price of US$2.25 per warrant share for a period of two years.

The offer and sale of the units occurred outside of the United States. We issued the units to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities

The information required by this Item 3.02 is included under Item 1.01 of this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Form of Private Placement subscription agreement dated June 9, 2009
10.2	Form of Private Placement subscription agreement dated July 15, 2009
10.3	Form of Warrant Certificate
99.1	News release dated August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

Per:
/s/ Harvey Lalach
Harvey Lalach
President , Chief Financial Officer, and Secretary
Dated: August 11, 2009